EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

FOR

CASTLE BRIDGE IMPACT MEDIA INC

COMMON STOCK ($.04 PER SHARE)

Persons interested in purchasing common stock of Castle Bridge Impact Media Inc must complete and return this Subscription Agreement along with the appropriate funds payable to: Castle Bridge Impact Media Inc ("the Issuer" and "the Company").

Subject only to acceptance hereof by the Issuer, in its discretion, the undersigned hereby subscribes for the number of common shares and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificate will be delivered to each Investor within thirty (30) days of the Close of this Offering.

SECURITIES OFFERED - The Company is offering a total of 2,000,000 shares of its common stock (par value $.001 per share) at a price of $.04 per share. There is no minimum subscription amount.

SUBSCRIPTION - In connection with this subscription the undersigned hereby subscribes to the number of common shares shown in the following table:

NUMBER OF COMMON SHARES = ___________________

Multiply by Price of Shares x $.04 per Share

Aggregate Subscription Price = $___________________

Check, money order or bank draft shall be made payable to Castle Bridge Impact Media Inc, bank information for wire transfer will be made available upon request.

In connection with this investment in the Company, I represent and warrant as follows:

a)	Prior to tendering payment for the shares, I received a copy of your prospectus dated ______________, 201___.

b)	I am a bona fide resident of the state of ________________________________ or ______ a non-US resident.

c)	The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser.

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Please register the Shares, which I am purchasing in the following name(s):

___________________________________________________________________

As (check one)

__Individual	__Tenants in Common	__Existing Partnership
__Joint Tenants	__Corporation	__Trust
__IRA	__Minor with adult custodian under the Uniform Gift to Minors Act

For the person(s) who will be the registered shareholder(s):

Signature of Subscriber	Signature of Co-Subscriber

Name of Subscriber (Printed)	Name of Co-Subscriber (Printed)

Address	Address of Co-Subscriber

Address	Address of Co-Subscriber

ACCEPTED BY: Castle Bridge Impact Media Inc, a Nevada Corporation

By:		Date:
Mester Frigyes, President

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